                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-20039) pertaining to the Employee Stock Option Plan of Carolco Pictures Inc. and the Registration Statement on Form S-8 (No. 33-72116) pertaining to the 1989 Stock Option and Stock Appreciation Rights Plan, as amended, of our report dated March 31, 1993 with respect to the consolidated financial statements and schedules included in the Annual Report (Form 10-K) of Carolco Pictures Inc. for the year ended December 31, 1993.

                                          ERNST & YOUNG

Los Angeles, California
April 11, 1994